   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 29, 2000


                                                      REGISTRATION NO. 333-95465
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                           WHITEHALL JEWELLERS, INC.
           (Exact name of the Registrant as specified in its charter)

                     DELAWARE                                           36-1433610
          (State or other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                            Identification No.)

                             155 NORTH WACKER DRIVE
                                   SUITE 500
                               CHICAGO, IL 60606
                                 (312) 782-6800
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               JOHN R. DESJARDINS
               EXECUTIVE VICE PRESIDENT, FINANCE & ADMINISTRATION
                             155 NORTH WACKER DRIVE
                                   SUITE 500
                               CHICAGO, IL 60606
                                 (312) 782-6800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

             CHRISTINE A. LEAHY, ESQ.                            VALERIE FORD JACOB, ESQ.
                  SIDLEY & AUSTIN                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                  BANK ONE PLAZA                                    ONE NEW YORK PLAZA
                 10 SOUTH DEARBORN                               NEW YORK, NEW YORK 10004
              CHICAGO, ILLINOIS 60603

                             ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED            PROPOSED
                                                                       MAXIMUM             MAXIMUM            AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE         OFFERING PRICE         AGGREGATE         REGISTRATION
           TO BE REGISTERED                    REGISTERED             PER SHARE        OFFERING PRICE            FEE
----------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value(1)         3,363,750 shares(2)        $25.125(3)          $84,514,219         $22,312(4)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) Includes associated preferred stock purchase rights to purchase 1/150 of a share of Series A Junior Participating Preferred Stock, par value $.001 per share. Rights initially are attached to and trade with the common stock of the Registrant. The value attributable to such rights, if any is reflected in the market price for common stock.

(2) Includes an aggregate of 438,750 shares of Common Stock which the Underwriters have the option to purchase from the Registrant and the selling stockholders to cover over-allotments, if any. See "Underwriting."

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Based upon the average high and low sale prices of the common stock on the Nasdaq National Market System on January 24, 2000.

(4) Previously paid.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
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


                                EXPLANATORY NOTE



     This Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-95465) of Whitehall Jewellers, Inc. is being filed solely for the purposes of filing Exhibits to such Registration Statement and updating certain information included in Part II (Information Not Required in Prospectus) of such Registration Statement. The Prospectus which was previously filed with such Registration Statement is incorporated herein by reference and has been intentionally omitted from this Amendment No. 2.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth expenses and costs payable by Whitehall Jewellers (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities described in this registration statement. All amounts are estimated except for the Securities and Exchange Commission's registration fee and the National Association of Securities Dealers' filing fee.


SEC registration fee........................................  $ 22,312
NASD filing fee.............................................     8,952
The New York Stock Exchange fee.............................    11,773
Legal fees and expenses.....................................   150,000
Accounting fees and expenses................................    75,000
Printing and engraving expenses.............................   135,000
Blue Sky fees...............................................     5,000
Miscellaneous...............................................   100,000
                                                              --------
          Total.............................................  $496,264
                                                              ========



ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS


     The Registrant's Restated Certificate of Incorporation and Amended and Restated By-laws provide for indemnification of the Registrant's officers and directors to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with the DGCL, the Registrant's Restated Certificate of Incorporation contains a provision to limit the personal liability of the Registrant's directors for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except to the extent provided by the DGCL (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transactions from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     In addition, the Registrant maintains insurance policies which provide coverage for its officers and directors in certain situations where the Registrant cannot directly indemnify such officers or directors.

     Additionally, reference is made to the underwriting agreement filed as
Exhibit 1.1 to this registration statement, with provides for indemnification by the underwriters of Whitehall Jewellers, its directors and officers who sign the registration statement and persons who control Whitehall Jewellers, under specified circumstances.

ITEM 16. EXHIBITS


      EXHIBIT
      NUMBER                           DESCRIPTION OF EXHIBIT
      -------                          ----------------------
        1.1         -- Form of Underwriting Agreement
        3.1         -- Restated Certificate of Incorporation of the Registrant,
                       is incorporated herein by reference to Exhibit 3.1 filed
                       with the Registrant's Statement on Form S-1, as amended
                       (Registration No. 333-1794)
        3.2         -- Amended and Restated By-Laws of the Registrant are
                       incorporated herein by reference to Exhibit 3.2 filed
                       with the Registrant's Form 10-K for the fiscal year ended
                       January 31, 1999
        3.3         -- Amended and Restated Stockholders Rights Plan,
                       incorporated by reference to Exhibit 99.3 filed with the
                       Registrant's Registration Statement, as amended, on Form
                       8-A (File No. 001-15615)
        5.1         -- Opinion of Sidley & Austin
       10.1         -- Whitehall Jewellers, Inc. 1996 Long-Term Incentive Plan
                       (modified as of January 26, 2000)
       10.2         -- Whitehall Jewellers, Inc. 1997 Long-Term Incentive Plan
                       (modified as of January 26, 2000)
       10.3         -- Form of Severance Agreement with Executive Officers (as amended)
       23.1         -- Consent of Sidley & Austin (included in Exhibit 5.1
                       hereto)
       23.2         -- Consent of PricewaterhouseCoopers LLP
       24.1         -- Powers of Attorney (included on signature page)



ITEM 17. UNDERTAKINGS


     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 29, 2000.


                                            WHITEHALL JEWELLERS, INC.

                                            By:   /s/ JOHN R. DESJARDINS
                                              ----------------------------------

                                                      John R. Desjardins
                                                  Executive Vice President,
                                                  Finance and Administration

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                          *                             Chairman, Chief         Dated: February 29, 2000
-----------------------------------------------------     Executive Officer
                  Hugh M. Patinkin                        and President and
                                                          Director (Principal
                                                          Executive Officer)

               /s/ JOHN R. DESJARDINS                   Executive Vice          Dated: February 29, 2000
-----------------------------------------------------     President, Finance
                 John R. Desjardins                       & Administration
                                                          and Director
                                                          (Principal
                                                          Financial and
                                                          Accounting Officer)

                          *                             Director                Dated: February 29, 2000
-----------------------------------------------------
                 Matthew M. Patinkin

                          *                             Director                Dated: February 29, 2000
-----------------------------------------------------
                 Norman J. Patinkin

                          *                             Director                Dated: February 29, 2000
-----------------------------------------------------
                    Jack A. Smith

                          *                             Director                Dated: February 29, 2000
-----------------------------------------------------
                   Daniel H. Levy

                          *                             Director                Dated: February 29, 2000
-----------------------------------------------------
                Richard K. Berkowitz

               /s/ JOHN R. DESJARDINS
-----------------------------------------------------
              * By: John R. Desjardins,
                  Attorney-in-fact

                                 EXHIBIT INDEX
                           TO REGISTRATION STATEMENT
                                  ON FORM S-3

                           WHITEHALL JEWELLERS, INC.


        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          1.1*           -- Form of Underwriting Agreement
          3.1            -- Restated Certificate of Incorporation of the Registrant,
                            is incorporated herein by reference to Exhibit 3.1 filed
                            with the Registrant's Statement on Form S-1, as amended
                            (Registration No. 333-1794)
          3.2            -- Amended and Restated By-Laws of the Registrant are
                            incorporated herein by reference to Exhibit 3.2 filed
                            with the Registrant's Form 10-K for the fiscal year ended
                            January 31, 1999
          3.3            -- Amended and Restated Stockholders Rights Plan,
                            incorporated by reference to Exhibit 99.3 filed with the
                            Registrant's Registration Statement, as amended, on Form
                            8-A (File No. 001-15615)
          5.1            -- Opinion of Sidley & Austin
         10.1            -- Whitehall Jewellers, Inc. 1996 Long-Term Incentive Plan
                            (modified as of January 26, 2000)
         10.2            -- Whitehall Jewellers, Inc. 1997 Long-Term Incentive Plan
                            (modified as of January 26, 2000)
         10.3            -- Form of Severance Agreement with Executive Officers (as amended)
         23.1            -- Consent of Sidley & Austin (included in Exhibit 5.1
                            hereto)
         23.2            -- Consent of PricewaterhouseCoopers LLP
         24.1            -- Powers of Attorney (included on signature page)


-------------------------


* Filed herewith.